EXHIBIT 10(i)
                              Consent of Counsel

[LETTERHEAD]





American International Life Assurance
Company of New York
80 Pine Street
New York, New York 10005

Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Counsel in the Statement of Additional Information Contained in Post Effective Amendment No. 4 to the Registration Statement on Form N-4(File No. 33-58502) filed byAmerican International Life Assurance Company of New York and Variable Account A with the Securities and Exchange Commission under the Securities
Act of 1933 and the Investment Company Act of 1940.



Very Truly Yours,

/s/ Jorden Burt Berenson & Johnson LLP
Jorden Burt Berenson & Johnson